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Exhibit 23.1

Consent of Reconta Ernst & Young S.p.A.,
Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated April 5, 2005 in Amendment No. 1 to the Registration Statement on Form (Form F-1 No. 333-122233) and related Prospectus of Gentium S.p.A. for the registration of 3,105,000 ordinary shares.

/s/ Reconta, Ernst & Young S.p.A.
Reconta, Ernst & Young S.p.A.
Milan, Italy
April 5, 2005

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  Exhibit 23.1